Exhibit 10.1

December 30, 2020

Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

Attention: Patrick R. Gruber, Chief Executive Officer

Dear Mr. Gruber:

Reference is made to the At The Market Offering Agreement, dated as of February 13, 2018 and as amended on June 20, 2018, June 25, 2018, June 28, 2018 and August 15, 2019 (the “ATM Agreement”), between Gevo, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.     The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.     The defined term “Business Day” in the ATM Agreement is hereby amended and restated as follows:

““Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or other day on which banking institutions or trust companies are authorized or obligated by law to close in New York City; provided, however, for purposes of clarity, banking institutions or trust companies shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in New York City generally are open for use by customers on such day.”

3.     The first sentence of Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the Maximum Amount (as defined below), which is equal to the lesser of such number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), that (a) equals the number or dollar amount of shares of Common Stock registered on the Registration Statement pursuant to which the offering is being made, (b) equals the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including General Instruction I.B.6 of Registration Statement on Form S-3, if applicable (the lesser of (a), (b) and (c), the “Maximum Amount”).”

4.     A new Section 2(b)(ix) of the ATM Agreement is hereby inserted as follows:

“If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of stockholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants that, in connection with any sales of Shares pursuant to a Sales Notice on the Record Date, the Company covenants and agrees that the Company shall issue and deliver such Shares to the Manager on the Record Date and the Record Date shall be the Settlement Date and the Company shall cover any additional costs of the Manager in connection with the delivery of Shares on the Record Date.”

5.     The first clause of Section 3(j) of the ATM Agreement is hereby amended and restated as follows:

“the Company has no subsidiaries (as defined under the Act) other than Gevo Development, LLC and Agri-Energy, LLC and any other subsidiaries of the Company formed after the date hereof and disclosed in the SEC Reports as required under the Exchange Act;”

6.     Section 3(u) of the ATM Agreement is hereby amended and restated as follows:

“Grant Thornton LLP (or the Company’s then auditors), whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board;”

7.     Section 13 of the ATM Agreement is hereby amended and restated as follows:

“Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the letter agreement, dated August 19, 2020, between the Company and the Manager shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Manager in accordance with its terms, provided that, in the event of a conflict between the terms of the letter agreement and this Agreement, the terms of this Agreement shall prevail.”

8.     The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement, pursuant to which the Company shall deliver the deliverables required by Sections 4(k) and 4(l) of the ATM Agreement (but not the deliverables required by Section 4(m) of the ATM Agreement), and the Company shall file a Prospectus Supplement with the Commission on the date hereof

9.     In connection with this Amendment, the Company shall reimburse Wainwright for its expenses in the amount of $25,000, which shall be paid on the date hereof.

10.     Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

11.     This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours, H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward D. Silvera
Name: Edward D. Silvera Title: Chief Operating Officer

Accepted and Agreed:

GEVO, INC.

By: /s/ Geoffrey T. Williams, Jr.

Name: Geoffrey T. Williams, Jr.

Title: General Counsel & Secretary

[signature page to GEVO Amendment to atm agreement]